Exhibit 99.1
Ellie Fields, Leading Expert in Cloud Software and Ecosystem Development, Joins the Calix Board of Directors

Michael Matthews retires from the Calix board of directors after more than a decade of leadership

SAN JOSE, CA – November 14, 2022 – Calix, Inc. (NYSE: CALX) today announced that leading cloud software product executive Ellie Fields will join its board of directors effective January 1, 2023. Ellie brings nearly two decades of experience in cloud software product and ecosystem development to the Calix board. Calix is transforming the broadband industry through its unique portfolio of cloud solutions for broadband service providers (BSPs) and managed service solutions for their subscribers. As a member of the board of directors, Ellie will provide input and guidance to Calix as it looks to scale the breadth and impact of its solutions and enter new markets. Ellie will also help Calix continue its mission of helping BSPs of any size simplify their businesses, excite subscribers, and grow the value that they deliver to their subscribers and communities.
Ellie currently serves as the chief product and engineering officer of Salesloft, a leader in the sales engagement platform market. The products that she and her team are developing are the driving force behind one of the fastest growing tech companies in the United States. The innovation and customer centricity of the Salesloft team aligns perfectly with the award-winning growth culture that Calix is building today.

“Ellie brings the right mix of intelligence and experience to help us accelerate our evolution,” said Carl Russo, Calix board chairman. “Her matter-of-fact, evidence-based approach will mesh perfectly with the Calix leadership team.”

Her two decades of leadership in product marketing and product development include twelve years at Tableau Software where she led teams in both product development and product marketing. During her time at Tableau, the company held a successful public offering and was subsequently acquired by Salesforce. Prior to Tableau, Ellie was at Microsoft and worked in private equity and investment banking. Her business-to-business product development and marketing experience will help Calix deepen its partnership with its broadband customers. Ellie holds an MBA from Stanford and BA/BS from Rice.

“The broadband industry is experiencing a period of enormous growth and creativity,” said Fields. “Calix is playing an important role by enabling its customers to transform their value propositions for their subscribers and the communities they serve. Calix has built a unique portfolio of platforms and managed services that are producing tremendous results for customers. More importantly, they are building a true platform and ecosystem that will amplify the value that they can deliver to BSPs of any size. I’m excited to join the Calix board at such a pivotal time in its journey. I look forward to helping the team as it evolves and scales.”

Ellie will step into the board seat held by Michael Matthews, who joined the board in 2010. Michael will end his service on the board on December 31, 2022. “Over the last twelve years, Michael has helped Calix transform from a provider of complex systems to a software and platform company,” said Russo. “His broad industry experience, combined with his out-of-the-box thinking, were crucial to helping us make the right decisions along the way.”

“A driving passion in my business life has been to help telecom providers as they strive to deliver ever greater levels of customer experience,” said Matthews. “It has been an honor to serve with the Calix board and management as we have helped our BSP customers achieve success by enabling them to simplify, excite, and grow.”
About Calix
Calix, Inc. (NYSE: CALX) – Calix cloud and software platforms enable service providers of all types and sizes to innovate and transform. Our customers utilize the real-time data and insights from Calix platforms to simplify their businesses and deliver experiences that excite their subscribers. The resulting growth in subscriber acquisition, loyalty, and revenue creates more value for their businesses and communities. This is the Calix mission: To enable broadband service providers of all sizes to simplify, excite, and grow.
This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Forward-looking statements in this release include statements related to Calix’s business and performance and Ellie Fields’ board service. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.

Press Inquiries:
Alison Crisci
919-353-4323
Alison.Crisci@calix.com

Investor Inquiries:
Jim Fanucchi
InvestorRelations@calix.com